EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We have issued our report dated March 24, 2005, except for Note 19, as to which the date is March 30, 2005, and Note 13, as to which the date is May 31, 2005 accompanying the consolidated financial statements and schedule included in the Annual Report of Tarrant Apparel Group and subsidiaries on Form 10-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statements of Tarrant Apparel Group on Form S-8 (File No. 333-106151, effective June 16, 2003, File No. 333-106152, effective June 16, 2003, File No. 333-106153, effective June 16, 2003, File No. 333-114377, effective April 9, 2004 and File No. 333-49810, effective November 13, 2000) and on Form S-3 (File No. 333-110090, effective November 6, 2003, File No. 333-111092, effective December 23, 2003 and File No. 333-122043 and File No. 333-122043, effective June 10, 2005).


/s/ GRANT THORNTON LLP
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Los Angeles, California
March 31, 2006